Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

19 August 2019

RECOMMENDED CASH OFFER

for

BTG PLC

(BTG)

by

BRAVO BIDCO LIMITED

(Bidco)

a newly incorporated indirect wholly-owned subsidiary of Boston Scientific Corporation (Boston Scientific)

intended to be effected by means of a scheme of arrangement under Part 26 of the Companies Act

Scheme becomes Effective

On 20 November 2018, the Boards of Boston Scientific, Bidco and BTG announced that they had reached agreement on the terms of a recommended cash offer by Bidco for the acquisition of the entire issued and to be issued ordinary share capital of BTG (the Acquisition). As outlined in that announcement, the Acquisition is to be effected by means of a scheme of arrangement under part 26 of the Companies Act (the Scheme). On 28 February 2019, the Scheme was approved by the Scheme Shareholders at the Court Meeting.

Boston Scientific, Bidco and BTG are pleased to announce that all the Conditions set out in the scheme document dated 24 January 2019 (the Scheme Document) have been satisfied or waived and the Scheme has today become Effective in accordance with its terms. This follows the Court’s sanction of the Scheme at the Court Hearing held on 15 August 2019.

Scheme Shareholders’ cash consideration under the terms of the Acquisition will be settled or despatched, or, in the case of any Scheme Shareholder that holds Scheme Shares in uncertificated form (that is, in CREST), Euroclear UK & Ireland Limited will be instructed to create an assured payment obligation (provided that Bidco shall be entitled to settle or despatch cash consideration to any Scheme Shareholder that holds Scheme Shares in CREST if, for any reason, Bidco wishes to do so), by no later than 2 September 2019.

Except as otherwise defined herein, capitalised terms used but not defined in this announcement have the same meanings as given to them in the Scheme Document.

Suspension and cancellation of listing and trading

The listing of BTG Shares on the premium listing segment of the Official List and the admission to trading of BTG Shares on the London Stock Exchange’s Main Market were suspended with effect from 7.30 a.m. (London time) on 19 August 2019.

BTG further announces that the listing of BTG Shares on the premium listing segment of the Official List and the admission to trading of BTG Shares on the London Stock Exchange’s Main Market will each be cancelled with effect from 8.00 a.m. (London time) on 20 August 2019.

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Director resignations

BTG further announces that, with effect from the date of this announcement (being the Effective Date), Dame Louise Makin, Duncan Kennedy, Dr. Susan Foden, Graham Hetherington, Ian Much, Jim O’Shea, Gregory Barrett, Anne Thorburn and Richard Wohanka have resigned as directors of BTG.

Enquiries:
BTG Andy Burrows (Vice President, Corporate & Investor Relations)	+44 20 7575 1741
Goldman Sachs International (joint financial adviser to BTG) Anthony Gutman Nimesh Khiroya Søren Moller-Rasmussen	+44 20 7774 1000
J.P. Morgan Cazenove (joint financial adviser and joint corporate broker to BTG) James Mitford Dwayne Lysaght Alex Bruce	+44 20 7742 4000
Rothschild & Co (joint financial adviser to BTG) Richard Murley Dominic Hollamby Julian Hudson	+44 20 7280 5000
Deutsche Bank AG (joint corporate broker to BTG) Neil Collingridge Anna Mills	+44 20 7545 8000
FTI Consulting (PR adviser to BTG) Ben Atwell	+44 20 3727 1000
Bidco / Boston Scientific Susie Lisa (Investor Relations)	+1 (508) 683-5565
Barclays (financial adviser to Bidco and Boston Scientific) Doug Solomon Jed Brody Derek Shakespeare	+44 20 7623 2323

Important notices relating to Financial Advisers

Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for BTG and no one else in connection with the Acquisition and any other matters referred to in this Announcement and will not be responsible to anyone other than BTG for providing the protections afforded to such financial advisory clients of Goldman Sachs International, or for providing advice in connection with Acquisition or any matters referred to in this Announcement.

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J.P. Morgan Securities plc, which conducts its UK investment banking business as J.P. Morgan Cazenove (J.P. Morgan Cazenove), is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom. J.P. Morgan Cazenove is acting as financial advisor exclusively for BTG and no one else in connection with the Acquisition and any other matters referred to in this Announcement and will not be responsible to anyone other than BTG for providing the protections afforded to such financial advisory clients of J.P. Morgan Cazenove, or for providing advice in relation to the Acquisition or any matter referred to in this Announcement.

N M Rothschild & Sons Limited (Rothschild & Co), which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively for BTG and no one else in connection with the matters set out in this Announcement and will not regard any other person as its client in relation to the matters set out in this Announcement and will not be responsible to anyone other than BTG for providing the protections afforded to clients of Rothschild & Co, nor for providing advice in relation to the Acquisition or any other matter referred to in this Announcement. Neither Rothschild & Co nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Rothschild & Co in connection with the matters referred to in this Announcement, or otherwise.

Deutsche Bank AG is authorised under German Banking Law (competent authority: European Central Bank) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, Germany's Federal Financial Supervisory Authority, and is subject to limited regulation in the United Kingdom by the Prudential Regulation Authority and Financial Conduct Authority. Details about the extent of its authorisation and regulation by the Prudential Regulation Authority, and regulation by the FCA, are available on request or from www.db.com/en/content/eu_disclosures.htm. Deutsche Bank AG, acting through its London branch (Deutsche Bank) is acting as Corporate Broker to BTG plc and no other person in connection with this Announcement or any of its contents. Deutsche Bank will not be responsible to any person other than BTG plc for providing any of the protections afforded to clients of Deutsche Bank, nor for providing any advice in relation to the matters set out in this Announcement. Neither Deutsche Bank nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Bank in connection with the matters set out in this Announcement, any statement contained herein or otherwise.

Barclays Bank PLC, acting through its investment bank (Barclays), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Boston Scientific and Bidco and no one else in connection with the matters referred to in this Announcement and will not be responsible to anyone other than Boston Scientific and Bidco for providing the protections afforded to clients of Barclays nor for providing advice in relation to the Acquisition or any other matter referred to in this Announcement.

Further Information

This Announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer, invitation, inducement or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of or exercise rights in respect of any securities, or the solicitation of any vote or approval of an offer to buy securities in any jurisdiction, pursuant to the Acquisition or otherwise nor shall there be any sale, issuance or transfer of any securities pursuant to the Acquisition in any jurisdiction in contravention of any applicable laws.

This Announcement does not constitute a prospectus or prospectus-equivalent document.

This Announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.

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Overseas jurisdictions

The release, publication or distribution of this Announcement in, and the availability of the Acquisition to persons who are residents, citizens or nationals of jurisdictions other than the United Kingdom may be restricted by laws and/or regulations of those jurisdictions. Therefore, any persons not resident in the United Kingdom and/or who are subject to the laws and regulations of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable legal and regulatory requirements. Any failure to comply with the applicable requirements may constitute a violation of the laws and/or regulations of any such jurisdiction.

The Acquisition will not be made, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and no person may vote in favour of the Acquisition by any use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction.

The receipt of cash pursuant to the Acquisition by BTG Shareholders may be a taxable transaction under applicable national, state and local, as well as foreign and other tax laws. Each BTG Shareholder is urged to consult their independent professional adviser regarding the tax consequences of the Acquisition applicable to him.

This Announcement has been prepared for the purpose of complying with English law, the rules of the London Stock Exchange and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement has been prepared in accordance with the laws of jurisdictions outside England and Wales.

Further details in relation to BTG Shareholders in overseas jurisdictions are contained in the Scheme Document.

General

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor or independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended) if you are resident in the United Kingdom or, if not, from another appropriate authorised independent financial adviser.